PLAN AND AGREEMENT OF MERGER


                  THIS PLAN AND AGREEMENT OF MERGER ("Agreement"), dated as of December 5, 1994, is entered into by and among Birtcher Medical Systems, Inc., a California corporation ("Birtcher"), CONMED Corporation, a New York corporation ("CONMED"), and CONMED Acquisition Corporation, a California corporation ("Subsidiary"). Birtcher and Subsidiary may sometimes be referred to herein as the "Constituent Corporations." Subsidiary and CONMED may sometimes be referred to herein collectively as the "CONMED Companies" or singularly as a "CONMED Company." Birtcher and the CONMED Companies may sometimes be referred to herein collectively as the "Corporations" or singularly as the "Corporation."

                             W I T N E S S E T H :

                  WHEREAS, the respective Corporations deem it advisable and in the respective best interests of the Corporations and of their respective stockholders that Subsidiary be merged with and into Birtcher pursuant to the General Corporation Law of the State of California (the "California Act"), in a transaction whereby (i) each of the shares of Common Stock, no par value, of Birtcher ("Birtcher Common Stock") issued and outstanding at the Effective Time will be cancelled and converted into the right to receive one twelfth (1/12) of a share of Common Stock, $0.01 par value, of CONMED ("CONMED Common Stock") and
(ii) each of the shares of Series A Preferred Stock of Birtcher ("Birtcher Preferred Stock") issued and outstanding at the Effective Time will be cancelled and converted into the right to receive (i) one half (1/2) of a share of CONMED Common Stock, such merger to be upon the additional terms and conditions contained in this Agreement (the "Merger"); and

                  WHEREAS,   the  Corporations   intend  that  the  Merger  will
constitute a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS,   the  Corporations   desire  to  set  forth  certain
representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements, promises and covenants herein contained, the Corporations hereby agree in accordance with the California Act that the Constituent Corporations shall be, at the "Effective Time" of this Agreement (as hereinafter defined in Section 4.02), merged into a single corporation existing under the laws of the State of California, to wit, Birtcher, one of the Constituent Corporations, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation") and shall be a wholly-owned subsidiary of CONMED, and the Corporations hereby adopt and agree to the following covenants, terms and conditions relating to the Merger and the manner of carrying the same into effect.


                                   ARTICLE I

                      ARTICLES OF INCORPORATION; BY-LAWS;
                       DIRECTORS AND OFFICERS; VACANCIES

                  1.01 Articles of Incorporation. The Articles of Incorporation of Birtcher, as in effect at the Effective Time (other than as amended by this Agreement), shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law.

                  1.02 By-Laws. The By-Laws of Birtcher, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation until changed as provided by law.

                  1.03 Directors. The directors of Subsidiary in office on the Effective Time shall become on such date the directors of the Surviving Corporation, each to hold office until his successor is elected and shall have duly qualified.

                  1.04 Officers. The officers of Subsidiary in office at the Effective Time shall become on such date the officers of the Surviving
Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their successors are elected and shall have qualified.

                  1.05 Vacancies. If, as of the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation by reason of death or inability to act, or for any other reason, such vacancy may be filled in the manner provided in the By-Laws of the Surviving Corporation.


                                   ARTICLE II

                      STATUS AND CONVERSION OF SECURITIES

                  2.01 Authorized Capitalization of Surviving Corporation. The total number of shares which the Surviving Corporation shall have authority to issue shall be 1,000 shares of common stock, $0.01 par value.

                  2.02 Status and Conversion of Securities. The status of outstanding capital stock of each of the Constituent Corporations and the manner and basis of converting shares of capital stock of each of the Constituent Corporations into or for shares of capital stock of the Surviving Corporation or CONMED Common Stock at the Effective Time shall be as follows:

                  (a) Each share of Subsidiary Common Stock, as hereinafter defined in Section 7.03, outstanding as of the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Surviving Corporation.

                  (b) Each share of Birtcher Common Stock outstanding as of the Effective Time (other than shares of Birtcher Common Stock owned by the CONMED Entities (as hereinafter defined) and shares of Birtcher Common Stock as to which statutory dissenter's rights are exercised) shall be converted into one twelfth (1/12) of a share of CONMED Common Stock (after giving effect to the three-for-two stock split in the form of a stock dividend with respect to CONMED Common Stock, as set forth in
         Section 8.09) to be represented by the certificate or certificates representing the CONMED Common Stock; provided, however, that each holder of Birtcher Common Stock entitled to receive a fractional share of CONMED Common Stock, whether or not in addition to a whole number of shares of CONMED Common Stock, shall receive cash in lieu of such fractional share, the amount of such cash adjustment being equal to such fractional proportion of the Last Sale Price (as defined below) of a share of CONMED Common Stock on the Effective Date. The "Last Sale Price" with respect to CONMED Common Stock is the last sale price, as reported on the National Association of Securities Dealers Automated Quotation National Market System ("NMS") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for such trading day.

                  (c) Each share of Birtcher Preferred Stock outstanding as of the Effective Time (other than shares of Birtcher Preferred Stock owned by the CONMED Entities and shares of Birtcher Preferred Stock as to which statutory dissenter's rights are exercised) shall be converted into (i) one half (1/2) of a share of CONMED Common Stock (after giving effect to the three-for-two stock split in the form of a stock dividend with respect to CONMED Common Stock, as set forth in Section 8.09) to be represented by the certificate or certificates representing the CONMED Common Stock and (ii) an amount of cash equal to all dividends in arrears on such share of Birtcher Preferred Stock as of the Effective Time (such payment being deemed to be a satisfaction and discharge of all amounts due and payable with respect to the Birtcher Preferred Stock); provided, however, that each holder of Birtcher Preferred Stock entitled to receive a fractional share of CONMED Common Stock, whether or not in addition to a whole number of shares of CONMED Common Stock, shall receive cash in lieu of such fractional share, the amount of such cash adjustment being equal to such fractional proportion of the Last Sale Price of a share of CONMED Common Stock on the Effective Date.

                  2.03 Existing Options and Warrants for Birtcher Stock. As of the Effective Time, all of the options and warrants set forth on Schedule 2.03 hereto (collectively, the "Birtcher Options") shall be converted into options or warrants to acquire CONMED Common Stock on the same terms and conditions as are in effect immediately prior to the Merger as adjusted as set forth below. CONMED shall grant to each holder of Birtcher Options a substitute option or warrant, as applicable, giving the holder of such Birtcher Options the right to purchase the number of whole shares of CONMED Common Stock, but not any fractional shares or cash in lieu of fractional shares, as the holder of such Birtcher Options would have received under Section 2.02(b) above had such Birtcher Options been entirely vested and fully exercised, and the underlying shares of Birtcher Common Stock been outstanding and held by such holder at the Effective Time, at a purchase price per share equal to (i) twelve (12) multiplied by (ii) the purchase price per share of Birtcher Common Stock set forth in such Birtcher Options (with any fractional cent being rounded to the next higher full cent). The remaining terms and conditions of the Birtcher Options shall remain identical (subject to revisions required to reflect the substitution of CONMED and Birtcher).

                  2.04 Exchange of Certificates and Related Matters. (a) After the Effective Time, each holder of a certificate or certificates theretofore representing outstanding shares of Birtcher Common Stock or Birtcher Preferred Stock shall surrender the same to Registrar and Transfer Company, CONMED's stock transfer agent (the "Exchange Agent"), and each holder shall upon such surrender receive in exchange therefor a certificate or certificates representing the number of full shares of CONMED Common Stock into which the shares of Birtcher Common Stock or Birtcher Preferred Stock theretofore represented by the certificate or certificates so surrendered shall have been converted pursuant to the Merger, and cash (without interest thereon) in lieu of any fractional share of CONMED Common Stock. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to send a notice and
transmittal   form  to  each  holder  of  record  of  certificates   theretofore
representing shares of Birtcher Common Stock or Birtcher Preferred Stock advising such holder of the procedure for surrendering to the Exchange Agent (or such forwarding agents as may be appointed by the Exchange Agent) such certificates for exchange.

                  (b) If any issuance of shares of CONMED Common Stock in exchange for shares of Birtcher Common Stock or Birtcher Preferred Stock is to be made to a person other than the person in whose name the certificate theretofore representing such shares surrendered for exchange is registered, the following shall be conditions of such exchange (i) that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, and (ii) that the person requesting such issuance shall either (a) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares to a person other than the registered holder of the certificate surrendered, or (b) establish to the satisfaction of CONMED that such tax has been paid or is not payable.

                  (c) After the Effective Time and until surrendered, each certificate which theretofore represented outstanding shares of Birtcher Common Stock or Birtcher Preferred Stock converted into shares of CONMED Common Stock shall be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of CONMED Common Stock into which such shares of Birtcher Common Stock or Birtcher Preferred Stock were converted. No dividend or other distribution, if any, payable to holders of CONMED Common Stock shall be paid to the holders of any such certificates for shares of Birtcher Common Stock or Birtcher Preferred Stock until such certificates are surrendered, but upon surrender of such certificates, all such declared dividends and distributions, if any, shall be paid to the holder of record of the full shares of CONMED Common Stock represented by the certificate issued in exchange therefor, without interest.

                  (d) As of the Effective Time, the stock transfer books of Birtcher will be closed and no further transfers shall be made thereon.

                  (e) All funds deposited with the Exchange Agent pursuant to this Agreement, if any (together with any Interest or profits thereon), and not paid against surrender to the Exchange Agent of certificates representing Birtcher Common Stock or Birtcher Preferred Stock prior to the first anniversary of the Effective Time shall be returned by the Exchange Agent to CONMED, and any holder of Birtcher Common Stock or Birtcher Preferred Stock who has not surrendered the certificates representing such shares to the Exchange Agent prior to such time shall look, subject to applicable escheat and other laws, as a general creditor, only to CONMED for payment.

                  (f) Shares of Birtcher Capital Stock as to which any dissenters' or appraisal rights have been perfected or obtained under applicable law shall not be converted in accordance with the provisions of this Article II and the holders of such shares shall only have such rights as are specifically granted by Chapter 13 of the California Act. If any holder of Birtcher Capital Stock shall be entitled to require Birtcher to purchase his or her shares of Birtcher Capital Stock for their "fair market value", as provided in Chapter 13 of the California Act, Birtcher shall give CONMED notice thereof and CONMED shall have the right to participate in all negotiations and proceedings with respect to any such demands. Birtcher shall not, except with the prior written consent of CONMED, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any holder of Birtcher Common Stock shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Birtcher Capital Stock held by such Birtcher stockholder shall thereupon be treated as provided in Section 2.02 hereof.

                  2.05 Undertaking of CONMED. CONMED shall, prior to the Effective Time, take all necessary steps to be able, as of the Effective Time, to issue shares of CONMED Common Stock and to pay cash for fractional shares to the extent set forth in, and in accordance with the terms of, this Article II, including without limitation, reserving for issuance a sufficient number of shares of CONMED Common Stock.


                                  ARTICLE III

                            [INTENTIONALLY OMITTED]



                                   ARTICLE IV

                   APPROVALS; EFFECTIVE TIME; PROXY STATEMENT

                  4.01 Approvals. (a) A special meeting (the "Birtcher Shareholders' Meeting") of the holders of shares of Birtcher Common Stock and Birtcher Preferred Stock (all of the foregoing sometimes collectively referred to as "Birtcher Capital Stock") shall be called to be held as soon as practicable in accordance with the Articles of Incorporation and By-Laws of Birtcher, the California Act, and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") to consider and vote upon the adoption of this Agreement and approval of the Merger. In the event that such meeting is adjourned, the record date fixed for such meeting shall be the record date for any and all adjournments thereof. In connection with such meeting, Birtcher shall submit this Agreement to the holders of shares of Birtcher Common Stock and Birtcher Preferred Stock for all votes and approvals which are required in connection with the execution, delivery and performance of this Agreement and approval of the Merger under the California Act, Birtcher's Articles of Incorporation and By-Laws, and the applicable rules and regulations of the SEC and NASD.

                  (b) The CONMED Companies have submitted this Agreement to their respective Boards of Directors, and to CONMED as the sole stockholder of Subsidiary, for all approvals which are required in connection with the execution, delivery and performance of this Agreement and adoption and approval of the Merger under the California Act, the CONMED Companies' respective articles or certificate of incorporation and by-laws, and the applicable rules and regulations of the SEC and NASD ("CONMED Approval").

                  (c) If this Agreement and the Merger shall be adopted and approved as provided in Section 4.01(a) hereof by the holders of the outstanding shares of Birtcher Common Stock and Birtcher Preferred Stock (such occurrence being referred to as the "Birtcher Approval"), and if the Merger is not thereafter abandoned or this Agreement terminated as permitted by the provisions of this Agreement, as soon as practicable after the satisfaction or waiver of the other conditions precedent to consummation of the Merger, an appropriate Certificate of Merger setting forth the information required by the California Act and signed and verified on behalf of the Constituent Corporations (the "Certified Agreement") shall be delivered to and filed with the Secretary of State of California in accordance with the California Act, as soon as is practicable after receipt of the Birtcher Approval.

                  4.02 Closing/Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article IX or at such other time and place as CONMED and Birtcher shall agree; provided that the conditions set forth in Article IX shall have been satisfied or waived prior to that time. Such Closing shall take place at the office of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071. The date on which the Closing occurs is herein referred to as the "Closing Date." The time at which the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Merger shall become effective is herein referred to as the "Effective Date." The date of filing of the Certified Agreement with the Secretary of State of California is referred to herein as the "Filing Date," which shall take place as soon as possible following the Closing Date. The Effective Time shall in no event be later than the close of business on the first business day following the Filing Date.

                  4.03 Registration Statement. Birtcher and CONMED shall jointly prepare and CONMED shall file with the SEC a registration statement (such registration statement as of the time such registration statement is declared effective being hereinafter called the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), in order to register (i) the shares of CONMED Common Stock into which shares of Birtcher Common Stock and Birtcher Preferred Stock are to be converted pursuant to this Agreement and (ii) the Birtcher Options (to the extent that the shares of CONMED Common Stock underlying such Birtcher Options are not registered on a Form S-8 under the Securities Act) and also to serve as a prospectus/proxy statement to be distributed in connection with the Birtcher Shareholders' Meeting. Promptly after the Registration Statement is ordered effective, Birtcher shall disseminate the definitive Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") included therein to holders of record of shares of Birtcher Capital Stock as of the record date approved by Birtcher and CONMED. Birtcher shall use its best efforts to assure that the date upon which mailing of the Prospectus/Proxy Statement to its shareholders shall be completed (the "Mailing Date") as soon thereafter as practicable.


                                   ARTICLE V

                         CERTAIN EFFECTS OF THE MERGER

                  When the Merger becomes effective, the separate existence of Subsidiary shall cease, Subsidiary shall be merged with and into Birtcher, and the Surviving Corporation, without further action, shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent
Corporations and shall be subject to all the duties and liabilities of a corporation organized under the California Act; and all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall remain with and be vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either Constituent Corporations may be prosecuted as if the Merger had not taken place; neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger; and the title to any real estate or any interest in real estate vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger. At any time, or from time to time, after the Effective Time, the officers of the Surviving Corporation, may in the name of Birtcher, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of Birtcher's property, rights, privileges, immunities, powers and purposes, and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF BIRTCHER

                  As of the execution date hereof, Birtcher represents and warrants that, except as otherwise disclosed in the disclosure letter, dated the date hereof, from Birtcher to CONMED (the "Birtcher Disclosure Letter"), which shall be accompanied by copies of all documents or agreements referred to therein:

                  6.01 Organization. Birtcher is a corporation duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in those jurisdictions in which the nature of Birtcher's business or of its properties makes such qualification necessary except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Birtcher's business.

                  6.02 Capital. The authorized capital stock of Birtcher as of the date of this Agreement consists, subject to conversion of Birtcher Preferred Stock into Birtcher Common Stock pursuant to the terms of the Certificate of Determination, of (i) 50,000,000 shares of common stock, having no par value, of which 10,164,139 are duly and validly issued and outstanding, and (ii) 9,000,000 shares of Preferred Stock, no par value, of which 505,000 shares are designated Series A Preferred Stock, of which 465,399 shares are duly and validly issued and outstanding. Each share of Birtcher Preferred Stock is convertible into
Birtcher Common Stock in the manner set forth in the Certificate of Determination relating to the Birtcher Preferred Stock. All of the outstanding Birtcher Capital Stock is validly issued, fully paid and nonassessable. The only outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments which obligate Birtcher to issue or to transfer from treasury additional shares of Birtcher Common Stock or other securities are the Birtcher Options set forth on Schedule 2.03 and the Birtcher Preferred Stock.

                  6.03 Title to Assets. The Birtcher Companies, as hereinafter defined, have good and indefeasible title to all of the assets and interests in assets, whether real, personal, mixed, tangible or intangible, used in the business of the Birtcher Companies, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except for (i) those disclosed in Birtcher's consolidated financial statements as of June 30, 1994, or otherwise thereafter included in the Birtcher Statements (as hereinafter defined); (ii) any lien for current taxes not yet due and payable; (iii) possible minor matters which, in the aggregate, are not substantial in the present or intended use of any of these assets and which do not materially impair business operations of the respective Birtcher Company; or (iv) those assets that are held under any lease, security agreement, conditional sales contract or other title retention or security arrangement with those whose annual payments thereunder exceed $5,000 singularly or $50,000 in the aggregate. All real property and tangible personal property of each Birtcher Company is in good operating condition and repair, ordinary wear and tear excepted. No officer, director or employee of any Birtcher Company, nor any spouse, child or other relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to any Birtcher Company or any copyrights, patents, trademarks, trade names or trade secrets licensed by any Birtcher Company.

                  6.04 Subsidiaries. Birtcher does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity (such entities as are described in the Birtcher Disclosure Letter are hereinafter referred to as the "Birtcher Subsidiaries"). Each of the Birtcher Subsidiaries is a corporation duly organized, validly existing, and in good standing (or equivalent status) under the laws of its respective jurisdiction of organization as indicated on the Birtcher Disclosure Letter, has all necessary corporate power to own its properties and to operate its business as now owned and operated by it, and is duly qualified to do business and is in good standing in those other jurisdictions disclosed in the Birtcher Disclosure Letter. These are the only jurisdictions in which the nature of the Birtcher Subsidiaries' businesses or of their properties makes such qualification necessary except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Birtcher's business. All the issued and outstanding shares of capital stock of each of the Birtcher Subsidiaries are validly issued, fully paid, and nonassessable, and are owned by Birtcher or one of the Birtcher Subsidiaries, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Birtcher or the Birtcher Subsidiaries owning such stock have full power to transfer these shares without obtaining the consent or approval of any other person or governmental authority. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating any of the Birtcher Subsidiaries to issue or to transfer from treasury any additional shares of their capital stock of any class. There are no outstanding contractual obligations of Birtcher or any of the Birtcher Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of Birtcher or any of the Birtcher Subsidiaries.

                  6.05 SEC Filings; Financial Statements and Certain Periodic Reports. Birtcher has previously furnished to CONMED true and complete copies of Birtcher's Annual Reports on Form 10-K for fiscal years ended June 30, 1994, 1993 and 1992, in the case of the Form 10-K for the fiscal year ended June 30, 1994, as amended by the Form 10-K/A filed October 28, 1994 (the "Birtcher 10-Ks"), which contain consolidated balance sheets of Birtcher and the Birtcher Subsidiaries as of June 30, 1994, 1993 and 1992, and the related consolidated balance sheets, statements of operations, shareholders' equity and cash flow for the three years ended on those dates (collectively, the "Birtcher Financial Statements"), audited by Ernst & Young, L.L.P., Birtcher's independent public accountants, whose reports with respect to such financial statements are included in the Birtcher Financial Statements. In addition, Birtcher has previously furnished to CONMED a true and complete copy of Birtcher's Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (the "9/30/94 10-Q") together with unaudited consolidated balance sheets of Birtcher and the Birtcher Subsidiaries as of October 31, 1994, and the related unaudited consolidated statement of operations and cash flow for period ending on such dates (all of the foregoing being referred to as the "Birtcher Unaudited Financial Statements"). The Birtcher Financial Statements and the Birtcher Unaudited Financial Statements (collectively, the "Birtcher Statements") have been prepared in accordance with generally accepted accounting principles which have been consistently applied by Birtcher throughout all of the periods indicated, and fairly present the consolidated financial position of Birtcher and the Birtcher Subsidiaries as of the respective dates of the balance sheets included in the Birtcher Statements in all material respects, and the consolidated results of their operations for the respective periods indicated in all material respects. The Birtcher 10-Ks and 9/30/94 10-Q (the "Birtcher Reports") have been prepared and filed with the SEC in accordance with all applicable laws, rules, regulations, and requirements, and all of the information contained therein is true, complete and correct in all material respects.

                  6.06 Absence of Changes. Since June 30, 1994, and except as otherwise set forth in the Birtcher Reports, there has not been any of the following acts or commitments:

                  (i)  Transaction  by  Birtcher  or  any  Birtcher   Subsidiary
         (collectively, the "Birtcher Companies" or singularly a "Birtcher Company") except in accordance with prudent business standards;

                  (ii) Capital expenditure by a Birtcher Company exceeding $5,000 singularly or $50,000 in the aggregate;

                  (iii) Material adverse change in the financial condition, liabilities, assets, business or prospects of any Birtcher Company (CONMED acknowledges that the operations of Birtcher have been adversely affected by restraints on Birtcher's liquidity and is not aware of any material adverse effect with respect to Birtcher between September 30, 1994 and the date of this Agreement other than as may have been disclosed to CONMED);

                  (iv) Destruction or damage to or loss of any asset of a Birtcher Company (whether or not covered by insurance) which materially and adversely affects the financial condition, business or prospects of such Birtcher Company;

                  (v) Labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of any Birtcher Company;

                  (vi) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by any Birtcher Company;

                  (vii)  Revaluation of any asset by any Birtcher Company;

                  (viii) Declaration setting aside or payment of a dividend or other distribution in respect of the capital stock of any Birtcher
         Company, or any direct or indirect redemption, purchase or other acquisition by any Birtcher Company of any of its shares of capital stock;

                  (ix) Increase in the salary or other compensation payable or to become payable by any Birtcher Company to any of its present or former officers, directors or employees, or the declaration, payment, commitment or obligation of any kind for the payment, by any Birtcher Company, of a bonus or other additional salary or compensation to any such person, including the grant of any Birtcher Option or repricing of the exercise price of any outstanding Birtcher Option;

                  (x) Sale or transfer of any asset by any Birtcher Company, except for the sale of inventory in accordance with prudent business standards;

                  (xi) Amendment or termination of any contract, agreement or license to which any Birtcher Company is a party;

                  (xii) Loan by any Birtcher Company to any person or entity, or guaranty by any Birtcher Company of any loan;

                  (xiii) Mortgage, pledge or other encumbrance of any asset of any Birtcher Company;

                  (xiv) Waiver or release of any right or claim of any Birtcher Company;

                  (xv) Other event or condition of any character that has or might reasonably be expected to have a material and adverse effect on the financial condition, business, assets or prospects of any Birtcher Company;

                  (xvi) Except for the issuance of shares of Birtcher Common Stock as a result of the exercise of Birtcher Options, the issuance, sale or purchase by any Birtcher Company of any shares of its capital stock of any class, or of any other of its securities, or options, warrants or rights therefore;

                  (xvii)  Amendment,  termination,  modification,  withdrawal or
         acceleration  of  any  forbearance   agreement  or  interim   financing
         arrangement of any Birtcher Company; or

                  (xviii) Agreement by any Birtcher Company to do any of the things described in the preceding clauses (i) through (xvii).

                  6.07 Liabilities. No Birtcher Company has any liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (herein "Liabilities") except Liabilities which are adequately disclosed or accrued against in the Birtcher Statements or identified and reflected in the notes thereto.

                  6.08 Tax Matters. Within the times and in the manner prescribed by law, each Birtcher Company, and any consolidated, combined, unitary or aggregate group for tax purposes of which any Birtcher Company is or has been a member, has timely has filed all foreign country, federal, state and local tax returns ("Tax Returns") required by law, and has paid all taxes, assessments and penalties due and payable ("Taxes") and has provided adequate reserves in the Birtcher Statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. There are no present disputes as to taxes of any nature allegedly due or payable by any Birtcher Company. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Birtcher's business, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property asserted against any Birtcher Company; no audit of any Tax Return of any Birtcher Company is being conducted by a tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by any Birtcher Company and is currently in effect. No Birtcher Company has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Merger will not result in the disallowance of any deduction for compensation paid or payable by any Birtcher Company under
Section 280G of the Code. Birtcher will have net operating loss carryovers within the meaning of Section 172(c) of the Code of at least $10,000,000 as at the Effective Time.

                  6.09 Real Property. Schedule 6.09 to this Agreement is a complete and accurate legal description of each parcel of real property leased to ("Birtcher Leased Real Property") any Birtcher Company. Birtcher does not own any real property. Birtcher has previously furnished CONMED with a true and correct list of the policies of title insurance issued to any Birtcher Company for the Birtcher Leased Real Property. A copy of the lease for each of the Birtcher Leased Real Property has been furnished to CONMED. All the leases concerning the Birtcher Leased Real Property are valid and in full force, and there does not exist any default by a Birtcher Company, or event that with notice or lapse of time, or both, would constitute a default under any of these leases. To the best of Birtcher's knowledge, there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of the leases, by any person or entity other than a Birtcher Company that is a party to any of such leases.

                  6.10 Zoning. The zoning, deed restriction or other land use provisions or restrictions of each parcel of Birtcher Leased Real Property permit the presently existing improvements and the continuation of the business presently being conducted on such parcel.

                  6.11 Inventories. The inventories of raw materials, work in process and finished goods (collectively called "Inventories") shown on the Birtcher Unaudited Financial Statements, consist of items of a quality and quantity useable and salable in the ordinary course of business by each Birtcher Company, except for obsolete and slow moving items and items below standard quality, all of which have been written down on the books of such Birtcher Company to estimated net realizable value or have been provided for by adequate reserves. All items included in the Inventories are the property of each respective Birtcher Company and in their possession, except for inventory on consignment at Birtcher's agent locations and sales made in accordance with prudent business standards since September 30, 1994; for each of these sales either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of such Birtcher Company. No items included in the Inventories have been pledged as collateral or are held by any Birtcher Company on consignment from others. The Inventories shown on all the consolidated balance sheets included in the Birtcher Statements are based on quantities determined by physical count or measurement, taken within the preceding twelve months, and are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

                  6.12 Other Property. All trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, jigs, molds, patterns, drawings and all other tangible personal property owned by, in the possession of, or used by any Birtcher Company are located on a tract of the Birtcher Leased Real Property. Each Birtcher Company owns or leases such tangible personal property that is necessary for such Birtcher Company to conduct its respective business as now conducted.

                  6.13 Accounts Receivable. All of the accounts receivable of each Birtcher Company as set forth in the Birtcher Unaudited Financial Statements dated as of September 30, 1994, and all accounts receivable of each Birtcher Company created after that date, arose from valid sales in accordance with prudent business practices. All accounts receivable shown in such Birtcher Unaudited Financial Statements have been collected in full since that date, or are collectible at their full amounts less any estimated allowance for doubtful accounts and trade discounts, which allowance is determined in a manner consistent with the manner used in the Birtcher Financial Statements.

                  6.14 Trade Names and Rights. Each Birtcher Company has registered all trade names, trademarks, and service marks in all jurisdictions necessary to evidence ownership thereof and to permit such Birtcher Company to conduct its business in the way it is currently conducted, or otherwise has all rights or licenses necessary to use the same. No Birtcher Company has infringed, or is now infringing, on any trade name, trademark, or service mark belonging to any other person, firm or corporation. Each Birtcher Company owns, or holds adequate licenses or other rights to use, all trademarks, service marks and trade names necessary for its business as now conducted by it, and its ownership and use do not, and will not, conflict with, infringe on or otherwise violate any rights of others.

                  6.15 Patents. Each Birtcher Company has all patents or patent applications (the "Birtcher Patents") and copyrights (the "Birtcher Copyrights") registered in all jurisdictions necessary to evidence ownership thereof and to permit such Birtcher Company to conduct its business in the way it is currently conducted, or otherwise has all rights or license necessary to use the same. The Birtcher Patents and Birtcher Copyrights are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions that have not been currently paid. There has not been any interference, action or other judicial, arbitration or other adversary proceeding concerning the Birtcher Patents or the Birtcher Copyrights. The manufacture, use, or sale of the inventions, models, designs and systems covered by the Birtcher Patents or the Birtcher Copyrights do not violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation; and one of the Birtcher Companies has infringed or is now infringing on any patent or other right belonging to any person, firm or corporation and none of the Birtcher Companies are subject to any claim for such infringement.

                  6.16 Employee Benefit Plans. Schedule 6.16 is a true and complete list of all pension, profit sharing, bonus, deferred compensation, severance pay, retirement, insurance or other employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, hereinafter referred to as "ERISA") or agreements (other than the Birtcher Options and the plans creating same) binding upon any Birtcher Company (collectively, the "Benefit Plans"). Birtcher has complied with the material provisions of and has performed the material obligations required of it under such Benefit Plans, and Birtcher is not in default under any provision thereof in any manner which would permit any other party thereto to cancel or terminate such Benefit Plan. Except as set forth in the Birtcher Statements, Birtcher has not incurred any accumulated funding deficiency within the meaning of ERISA in connection with any of its Benefit Plans. All of such Benefit Plans are fully funded under the terms of such Benefit Plans and as required by ERISA, through and including the date of this Agreement. All of Birtcher's employee pension or profit sharing plans are qualified within the meaning of Section 401 of the Code, or Birtcher is presently qualifying such plans and such plans are eligible for qualification. None of the fiduciary responsibility provisions of Part 4, Subtitle B, Title I of ERISA (and the equivalent provisions under the Code) have been violated with respect to any such Benefit Plans, other than a violation which would not subject any of the Birtcher Companies or their employees to liability under Title I of ERISA. Birtcher has complied with all of the reporting and disclosure requirements set forth in Part 1, Subtitle B, Title I of ERISA in all material respects. In addition, (i) no Benefit Plan that is subject to Title IV of ERISA has been terminated or partially terminated since September 2, 1974, (ii) no proceeding has been initiated to terminate any such Benefit Plan, (iii) no Birtcher Company has incurred or expected to incur any liability to the Pension Benefit Guaranty Corporation, (iv) there has been no "reportable event" within the meaning of Section 4043(b) of ERISA, (v) the present value of accrued benefits under all benefit plans subject to Title IV of ERISA did not exceed the market value of the assets of such plans as of the close of the most recent plan year of such plans, and (vi) no Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. None of the Birtcher Companies has any obligations for retiree health or life benefits under any Benefit Plan.

                  6.17 Customers. No Birtcher Company is aware of any facts evidencing that any of its significant customers intend to cease doing business with such Birtcher Company, or materially alter the amount of the business that such customers are presently doing with such Birtcher Company.

                  6.18 Employment Contracts. Set forth in the Birtcher Disclosure Letter is a list of all employment contracts, collective bargaining agreements, and agreements providing for director and officer indemnification or other agreements or arrangements providing for employee remuneration or benefits (other than the Birtcher Options or Benefit Plans) with any current or former employees to which any Birtcher Company is a party or by which any Birtcher Company is bound; all these contracts and arrangements are in full force and effect, and no Birtcher Company, nor any other party, is in default under any of them. There have been no claims of defaults and, to the best knowledge of the Birtcher Companies, there are not facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending, or to the best of their knowledge threatened, labor dispute, strike or work stoppage affecting or potentially affecting the business of any Birtcher Company.

                  6.19 Insurance Policies. Each Birtcher Company maintains (i) insurance on all its assets and businesses of a type customarily insured by similar companies in the same industry, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure, including but not limited to product liability insurance. A list of all such policies, together with a true and correct copy of each policy, has been furnished to CONMED prior to the date of this Agreement.

                  6.20 Other Contracts. No Birtcher Company is a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement, any output or requirements agreement, any agreement not entered into in accordance with prudent business standards, or any agreement requiring the performance by any Birtcher Company of any obligation for a period of time extending beyond one year from the date hereof or calling for consideration of more than $5,000 per agreement or $50,000 in the aggregate. There is no default or event which with notice or lapse of time, or both, would constitute a default by any party to any of these agreements. No Birtcher Company has received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. No Birtcher Company is a party to, nor is any Birtcher Company's property bound by, any agreement which is materially adverse to the business, properties or financial condition of such Birtcher Company. No Birtcher Company is a party to any agreement which: (i) prohibits such Birtcher Company from engaging in the business that it currently conducts, or upon consummation of the Merger, will prohibit such Birtcher Company from engaging in the business that it currently conducts, or (ii) will, upon consummation of the Merger, prohibit any CONMED Company from engaging in any business that such CONMED Company currently conducts.

                  6.21 Compliance with Laws. Each Birtcher Company has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business in any material way.

                  6.22 Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the best knowledge of the Birtcher Companies, threatened, against or affecting any Birtcher Company, or any of their respective businesses, assets, prospects or financial condition. The matters set forth in the Birtcher
Disclosure Letter, except as otherwise specifically indicated thereon, if decided adversely to such Birtcher Company, will not result in a material adverse change in the business, assets, prospects or financial condition of such Birtcher Company. Birtcher has furnished or made available to CONMED copies of all relevant court papers and other documents relating to the matters set forth in the Birtcher Disclosure Letter. No Birtcher Company is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

                  6.23 No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the certificate or articles of incorporation or bylaws of any Birtcher Company or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which any Birtcher Company is a party or by which any of them or the property of any of them is bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of any Birtcher Company; or
(iv) the creation or imposition of any lien, charge or encumbrance on any of the properties of any Birtcher Company.

                  6.24 Authority. Birtcher has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than those of its shareholders specified herein, declaration by the SEC of effectiveness of the Registration Statement, and those listed in the Birtcher Disclosure Letter are necessary in connection with it. The execution and delivery of this Agreement by Birtcher has been duly authorized by its Board of Directors. This Agreement has been duly executed and delivered by Birtcher and is a legal, valid and binding obligation of Birtcher enforceable in accordance with its terms, except insofar as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity.

                  6.25 Interest in Customers, Suppliers and Competitors. No officer or director of any Birtcher Company, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier or customer of any Birtcher Company or in any person from whom or to whom such Birtcher Company leases any real or personal property, or in any other person with whom such Birtcher Company is doing business.

                  6.26 Corporate Documents. Birtcher has furnished to CONMED for its examination (i) true and correct copies of the certificate or articles of incorporation and bylaws of each Birtcher Company, or equivalent documents, as amended to date; (ii) true and correct copies of the contents of the minute book of each Birtcher Company (including proceedings of audit and other committees), each of which contain all records required to be set forth for all proceedings, consents, actions and meetings of the shareholders and board of directors of each Birtcher Company since January 1, 1988.

                  6.27 Permits. Each Birtcher Company has all permits, licenses, franchises and other authorizations necessary to the conduct of the business of such Birtcher Company in the manner and in the areas in which its business is presently being conducted, and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. No Birtcher Company has engaged in any activity which could cause the revocation or suspension of any such permits, licenses, franchises, or authorizations and no actions or proceedings looking to or contemplating revocation or suspension of any thereof is pending or threatened. Birtcher has previously provided to CONMED a true and complete list of all permits, licenses, franchises, and other authorizations presently necessary to operate and conduct the business of each Birtcher Company.

                  6.28 Personnel. Birtcher has previously furnished to CONMED a true and complete list of the names and addresses of (i) all officers and directors of each Birtcher Company, describing all remuneration or compensation payable to each and (ii) all former officers and directors of each Birtcher Company to whom a Birtcher Company has a remuneration or compensation obligation, describing all remuneration or compensation payable to each.

                  6.29 Banking. Birtcher has previously furnished to CONMED a true and complete list of the names and addresses of all banks or other financial institutions in which any Birtcher Company has an account, deposit or safe deposit box, with a full description of such accounts and the names of all persons authorized to draw on these accounts or deposits or to access these boxes.

                  6.30 Environmental. "Environmental Laws" means all federal, state, and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances. "Hazardous Substances" means, without limitation, radon, radioactive materials, asbestos, urea formaldehyde form insulations, polychlorinated biphenyls, benzene, hazardous materials, flammable explosives, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended [42 U.S.C. ss. 9601 et seq.], the Resource Conservation and Recovery Act, as amended [42 U.S.C. ss. 6901 et seq.] or any other applicable Environmental Laws and the regulations adopted pursuant thereto and other Environmental Laws governing waste substances, and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives, whether proposed or promulgated, of any governmental authority with respect thereto. For purposes of this Section 6.30 and Section 8.11, the term "Birtcher Real Property" shall include all real property previously owned by any Birtcher Company and the term "Birtcher Leased Real Property" shall include all real property previously leased by any Birtcher Company.

                  (i) No Birtcher Real Property, and to the best knowledge of Birtcher, no Birtcher Leased Real Property or any real property adjacent to a tract of Birtcher Real Property or Birtcher Leased Real Property, has been or is being used for the storage, treatment, generation, transportation, processing, handling or disposal of any Hazardous Substance in violation of any Environmental Laws;

                  (ii) No release of a Hazardous Substance has occurred at any Birtcher Real Property or, to the best knowledge of Birtcher, at any Birtcher Leased Real Property or property adjacent to a tract of Birtcher Real Property or Birtcher Leased Real Property;

                  (iii) No underground storage tanks are located on a tract of Birtcher Real Property or, to the best knowledge of Birtcher, Birtcher Leased Real Property;

                  (iv) There are no Hazardous Substances in or contaminating any of the land, buildings, structures, or other improvements constituting the Birtcher Real Property and, to the best knowledge of Birtcher, the Birtcher Leased Real Property;

                  (v) There are no Hazardous Substances in concentrations that exceed amounts permitted by Environmental Laws on any Birtcher Real Property or, to the best knowledge of Birtcher, any Birtcher Leased Real Property, or in any of the buildings, structures, or other improvements on such Birtcher Real Property or, to the best knowledge of Birtcher, Birtcher Leased Real Property; and

                  (vi) All permits required by Environmental Laws for the continued use and operation of the Birtcher Real Property or Birtcher Leased Real Property and the facilities located thereon (in the same manner as such real property has been used and operated by each Birtcher Company) have been obtained and are and have been complied with in accordance with their terms.

                  6.31 No Severance Payments. None of the Birtcher Companies will owe a severance payment or similar obligation to any of their respective current or former employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                  6.32 FDA Matters. The Birtcher Companies are in full compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration ("FDA") with respect to manufacturing, marketing and sale of all of its products. The Birtcher Companies have all requisite FDA permits, approvals or the like to sell or manufacture such products. There are not be any pending or threatened actions or proceedings by the FDA which would prohibit or impede the sale of any product currently manufactured or sold by any of the Birtcher Companies into any market.

                  6.33  Registration  Statement  and Proxy  Statement.  When the
Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the Effective Time, such Registration Statement and the Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to the form thereof and to all information set forth therein, including the fairness opinion of a financial advisor of Birtcher, which shall be attached as an appendix thereto, (other than relating to CONMED and the CONMED Entities), (i) will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), respectively, and the rules and regulations of the SEC thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  6.34 Truth of Warranties and Representations. All of the representations and warranties of Birtcher contained in this Agreement shall be true as of the date of this Agreement and shall be deemed to have been made again at and as of the Closing Date and the Effective Time, and shall then be true in all respects.

                  6.35 Full Disclosure. None of the representations and warranties made by Birtcher, or made in any certificate or memorandum furnished or to be furnished by any Birtcher Company, or on behalf of any Birtcher Company, contains or will contain any untrue statement of material fact, or omits any material fact the omission of which would be misleading.


                                  ARTICLE VII

               REPRESENTATION AND WARRANTIES OF CONMED COMPANIES

                  The CONMED Companies represent and warrant that, except as otherwise disclosed in the disclosure letter, dated the date hereof, from CONMED to Birtcher (the "CONMED Disclosure Letter"), which shall be accompanied by copies of all agreements or documents referred to therein:

                  7.01 Organization. CONMED is a corporation duly organized, validly existing and in good standing under the laws of New York. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of California. Each CONMED Company has all necessary corporate powers to own its properties and to carry on its businesses as now owned and operated by it, and is duly qualified to do business and is in good standing in those jurisdictions in which the nature of the CONMED Companies' business or of their properties make such qualification necessary except for those jurisdictions where the failure to so qualify would not have a material adverse effect on such CONMED Companies' Business.

                  7.02 Capital of CONMED. The authorized capital stock of CONMED consists of 20,000,000 shares of common stock, having a par value of $0.01 each, of which 4,011,800 were issued and outstanding as of October 31, 1994, and 500,000 shares of Preferred Stock, no par value, none of which are issued or outstanding. On November 22, 1994, the Board of Directors of CONMED approved a three-for-two stock split in the form of a stock dividend with respect to CONMED Common Stock, payable on December 27, 1994 to shareholders of record as of December 8, 1994. All of the shares of CONMED Common Stock are validly issued, fully paid and nonassessable. The only outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments which obligate CONMED to issue or to transfer from treasury additional shares of CONMED Common Stock are described in the CONMED Disclosure Letter.

                  7.03 Capital of Subsidiary. The authorized capital stock of Subsidiary consists of 1,000 shares of common stock, having a par value of $.01 each, of which 100 shares are issued and outstanding (collectively, the "Subsidiary Common Stock") and owned of record by CONMED. All of the shares of Subsidiary Common Stock are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments that obligate Subsidiary to issue or to transfer from treasury additional shares of Subsidiary Common Stock.

                  7.04 Title to Assets. The CONMED Companies and the CONMED Subsidiaries (as hereinafter defined) have good and indefeasible title to all the assets and interests in assets, whether real, personal, mixed, tangible or intangible, used in the business of the CONMED Companies and the CONMED Subsidiaries (collectively, the "CONMED Entities" or singularly the "CONMED Entity"). All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except for (i) those disclosed in CONMED's consolidated financial statements as of December 31, 1993, or otherwise thereafter included in the CONMED Statements (as hereinafter defined); (ii) any lien for current taxes not yet due and payable; and (iii) possible minor matters which, in the aggregate, are not substantial in the present or intended use of any of these assets and which do not materially impair business operations of the respective CONMED Entity. All real property and tangible personal property of each CONMED Entity is in good operating condition and repair, ordinary wear and tear excepted. No officer, director or employee of any CONMED Entity, nor any spouse, child or other relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to any CONMED Entity or any copyrights, patents, trademarks, trade names or trade secrets licensed by any CONMED Entity.

                  7.05 Subsidiaries. The CONMED Companies do not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity (such entities as are described in the CONMED Disclosure Letter are hereinafter referred to as the "CONMED Subsidiaries"). Each of the CONMED Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdictions of organization as indicated on the CONMED Disclosure Letter, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in those other jurisdictions disclosed in the CONMED Disclosure Letter. These are the only jurisdictions in which the nature of the CONMED Subsidiaries' business or of their properties makes such qualification necessary except for those jurisdictions where the failure to so qualify would not have a material adverse effect on the business of such CONMED Subsidiary. All the issued and outstanding shares of capital stock of the CONMED Subsidiaries are validly issued, fully paid, and nonassessable, and are owned by the CONMED Companies or one of the CONMED Subsidiaries, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The CONMED Companies or the CONMED Subsidiaries owning such stock have full power to transfer these shares without obtaining the consent or approval of any other person or governmental authority. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating any of the CONMED Subsidiaries to issue or to transfer from treasury any additional shares of their capital stock of any class. There are no outstanding contractual obligations of the CONMED Companies or any of the CONMED Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the CONMED Companies or any of the CONMED Subsidiaries.

                  7.06 SEC Filings; Financial Statements and Certain Periodic Reports. The CONMED Companies have previously furnished to Birtcher true and complete copies of CONMED's Annual Reports on Form 10-K for fiscal years ended December 31, 1993, December 25, 1992 and December 26, 1991 (the "CONMED 10-Ks") which contain consolidated balance sheets of CONMED as of December 31, 1993, and the related consolidated balance sheets, statements of operations, shareholders' equity and cash flow for the three years ended on such dates (collectively, the "CONMED Financial Statements"), audited by Price Waterhouse LLP, CONMED's independent public accountants, whose reports with respect to such financial statements are included in the CONMED Financial Statements. In addition, CONMED has previously furnished to Birtcher true and complete copies of CONMED's Report on Form 10-Q for the fiscal quarter ended September 30, 1994, July 1, 1994 and April 1, 1994 (the "1994 10-Qs") including unaudited consolidated balance sheets of the CONMED Entities as of such dates and the related unaudited consolidated statements of income and cash flow for each of such periods ending on those dates (all of the foregoing being referred to as the "CONMED Unaudited Financial Statements"). The CONMED Financial Statements and the CONMED Unaudited Financial Statements (collectively, the "CONMED Statements") have been prepared in accordance with generally accepted accounting principles consistently applied by CONMED throughout all the periods indicated, and fairly present the financial position of the CONMED Entities as of the respective dates of the balance sheets included in the financial statements in all material respects, and the results of its operations for the respective periods indicated in all material respects. The CONMED 10-Ks and 1994 10-Qs (the "CONMED Reports") have been prepared and filed with the SEC in accordance with all applicable laws and requirements, and all of the information contained therein is true, complete and correct in all material respects.

                  7.07 Absence of Changes. Since December 31, 1993, and except as otherwise set forth or reflected in the CONMED Reports, there has not been any:

                  (i) Transaction by any of the CONMED Entities except in the ordinary course of business as conducted on that date;

                  (ii) Material adverse change in the financial condition, liabilities, assets, business or prospects of any CONMED Entity;

                  (iii) Destruction, damage to or loss of any asset of a CONMED Entity (whether or not covered by insurance) which materially and adversely affects the financial condition, business or prospects of such CONMED Entity;

                  (iv) Labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of any CONMED Entity;

                  (v) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by any CONMED Entity;

                  (vi)  Revaluation of any asset by any CONMED Entity;

                  (vii) Declaration, setting aside or payment of a dividend or other distribution in respect of the capital stock of any CONMED Entity, or any direct or indirect redemption, purchase or other acquisition by any CONMED Entity of any of its share of capital stock;

                  (viii) Mortgage, pledge or other encumbrances of any asset of any CONMED Entity;

                  (ix) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of any CONMED Entity;

                  (x) Sale or transfer of any asset by any CONMED Entity, except for the sale of inventory in the ordinary course of business;

                  (xi) Issuance or sale by any CONMED Entity of any shares of its capital stock of any class, or of any other of its securities, or options, warrants or rights therefor; or

                  (xii) Agreement by any CONMED Entity to do any of the things described in the preceding clauses (i) through (xi).

                  7.08 Liabilities. No CONMED Entity has any material liabilities, obligations or commitments of any nature, whether accrued absolute, contingent or otherwise, and whether due or to become due (herein "Liabilities") except (i) Liabilities which are adequately reflected or reserved against in the CONMED Statements, and (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since the date of the CONMED Statements or identified and reflected in the notes thereto.

                  7.09 Tax Matters. Within the times and in the manner prescribed by law, each CONMED Entity, and any consolidated, combined, unitary or aggregate group for tax purposes of which any CONMED Entity is or has been a member, has timely has filed all Tax Returns required by law, and has paid all Taxes and has provided adequate reserves in the CONMED Statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. There are no present disputes as to taxes of any nature allegedly due or payable by any CONMED Entity. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a material adverse effect on CONMED business, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property asserted against any CONMED Entity; no audit of any Tax Return of any CONMED Entity is being conducted by a tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by any CONMED Entity and is currently in effect.

                  7.10 Employee Benefit Plans. The CONMED Entities have complied with material provisions of and have performed the material obligations required of them under all pension, profit sharing, bonus, deferred compensation, severance pay, retirement, insurance or other employee benefit plans (as such term is defined in Section 3(3) of ERISA) or agreements binding upon any of the CONMED Entities (collectively, the "CONMED Benefit Plans"), and the CONMED Entities are not in default under any provision thereof in any manner which would permit any other party thereto to cancel or terminate such CONMED Benefit Plan. Except as set forth in the CONMED Statements, the CONMED Entities have not incurred any accumulated funding deficiency within the meaning of ERISA in connection with any of its CONMED Benefit Plans. All of such CONMED Benefit Plans are fully funded under the terms of such CONMED Benefit Plans and as required by ERISA, through and including the date of this Agreement. All of the CONMED Entities' employee pension or profit sharing plans are qualified within the meaning of Code Section 401. None of the fiduciary responsibility provisions of Part 4, Subtitle B, Title I of ERISA (and the equivalent provisions under the
Code) have been violated with respect to any such CONMED Benefit Plans, other than a violation which would not subject any of the CONMED Entities or their employees to liability under Title I of ERISA. The CONMED Entities have complied with all of the reporting and disclosure requirements (including without limitation the filing of annual reports and distribution of summary plan descriptions) set forth in Part 1, Subtitle B, Title I of ERISA in all material respects. In addition: (i) no CONMED Benefit Plan that is subject to Title IV of ERISA has been terminated or partially terminated since September 2, 1974, no proceeding has been initiated to terminate any such CONMED Benefit Plan, no CONMED Entity has incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation, and there has been no "reportable event" within the meaning of Section 4043(b) of ERISA; (ii) the present value of accrued benefits under all CONMED Benefit Plans subject to Title IV of ERISA did not exceed the market value of the assets of such plans as of the close of the most recent plan year of such plans; and (iii) no CONMED Benefit Plan is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA.

                  7.11 Customers. No CONMED Entity is aware of any facts evidencing that any of its significant customers intend to cease doing business with such CONMED Entity, or materially alter the amount of the business that such customers are presently doing with such CONMED Entity.

                  7.12 Employment Contracts. All employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, stock option or other agreements providing for employee remuneration or benefits to which any CONMED Entity is a party or by which any CONMED Entity is bound are in full force and effect, and no CONMED Entity, nor any other party is in default under any of them. There have been no claims of defaults and, to the best knowledge of the CONMED Entities, there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending, or to the best of their knowledge threatened, labor dispute, strike or work stoppage affecting the business of any CONMED Entity.

                  7.13 Insurance Policies. Each CONMED Entity maintains (i) insurance on all its assets and businesses of a type customarily insured by similar companies in the same industry, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure, including but not limited to product liability insurance.

                  7.14 Compliance with Laws. Each CONMED Entity has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its businesses in any material way.

                  7.15 Litigation. There is no material suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or to the best knowledge of the CONMED Entities threatened, against or affecting any CONMED Entity, or any of their businesses, assets, prospects or financial condition. The matters set forth in the CONMED Disclosure Letter, except as otherwise specifically indicated thereon, if decided adversely to such CONMED Entity, will not result in a material adverse change in the business, assets, prospects or financial condition of such CONMED Entity. No CONMED Entity is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

                  7.16 No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the certificate or articles of incorporation or bylaws of any CONMED Entity or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which any CONMED Entity is a party or by which any of them or the property of any of them is bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of any CONMED Entity; or (iv) the creation or imposition of any lien, charge or encumbrance on any of the properties of any CONMED Entity.

                  7.17 Authority. The CONMED Approval was obtained prior to the date of this Agreement. The CONMED Entities have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than the declaration by the SEC of effectiveness of the Registration Statement. This Agreement has been duly executed and delivered by the CONMED Companies and is a legal, valid and binding obligation of the CONMED Companies enforceable in accordance with its terms, except insofar as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity.

                  7.18 Permits. Each CONMED Entity has all permits, licenses, franchises and other authorizations necessary to the conduct of the business of such CONMED Entity in the manner and in the areas in which they are presently being conducted, all such permits, licenses, franchises, and authorizations are valid and in full force and effect. No CONMED Entity has engaged in any activity which could cause the revocation or suspension of any such permits, licenses, franchises, or authorizations and no actions or proceedings looking to or contemplating revocation or suspension of any thereof is pending or threatened.

                  7.19 Contracts. All contracts to which any of the CONMED Entities is a party are in full force and effect and binding in accordance with their respective terms, and none of such contracts precludes consummation of the transactions as contemplated herein. In addition, no event has occurred or condition exists which constitutes or which with notice or lapse of time, or both, would constitute, a default, breach, or violation by any party thereto.

                  7.20 Birtcher Stock. None of the CONMED Entities owns any Birtcher Capital Stock.

                  7.21 Leased Real Property. All the leases concerning each parcel of real property leased to any CONMED Entity ("CONMED Leased Real Property") are valid and in full force, and there does not exist any default by a CONMED Company, or event that with notice or lapse of time, or both, would constitute a default under any of these leases. To the best of the CONMED Companies' knowledge, there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of the leases, by any person or entity other than a CONMED Company that is a party to any of such leases.

                  7.22 Zoning. The zoning, deed restriction or other land use provisions or restrictions of each parcel of real property owned by any CONMED Entity ("CONMED Real Property") or, to the best of the CONMED Companies' knowledge, CONMED Leased Real Property permit the presently existing improvements and the continuation of the business presently being conducted on such parcel.

                  7.23 Environmental. No CONMED Real Property, and to the best knowledge of the CONMED Companies, no CONMED Leased Real Property or any real property adjacent to a tract of CONMED Real Property or CONMED Leased Real Property, has been or is being used for the storage, treatment, generation, transportation, processing, handling or disposal of any Hazardous Substance in violation of any Environmental Laws;

                    (i) No CONMED Real Property, and to the best knowledge of the CONMED Companies, no CONMED Leased Real Property or any real property adjacent to a tract of CONMED Real Property or CONMED Leased Real Property, has been or is being used for the storage, treatment, generation, transportation, processing, handling or disposal of any Hazardous Substance in violation of any Environmental Laws;

                   (ii) No release of a Hazardous Substance has occurred at any CONMED Real Property or, to the best knowledge or the CONMED Companies, at any CONMED Leased Real Property or property adjacent to a tract of CONMED Real Property or CONMED Leased Real Property;

                  (iii) No underground storage tanks are located on a tract of CONMED Real Property or, to the best knowledge of the CONMED Companies, CONMED Leased Real Property;

                   (iv) There are no Hazardous Substances in or contaminating any of the land, buildings, structures, or other improvements constituting the CONMED Real Property and, to the best knowledge of the CONMED Companies, the CONMED Leased Real Property;

                    (v) There are no Hazardous Substances in concentrations that exceed amounts permitted by Environmental Laws on any CONMED Real Property or, to the best knowledge of the CONMED Companies, any CONMED Leased Real Property, or in any of the buildings, structures, or other improvements on such CONMED Real Property or, to the best knowledge of the CONMED Companies, CONMED Leased Real Property; and

                   (vi) All permits required by Environmental Laws for the continued use and operation of the CONMED Real Property or CONMED Leased Real Property and the facilities located thereon (in the same manner as such real property has been used and operated by each CONMED Entity) have been obtained and are and have been complied with in accordance with their terms.

                  7.24 Trade Names and Rights. Each CONMED Entity has registered all trade names, trademarks, and service marks in all jurisdictions necessary to evidence ownership thereof and to permit such CONMED Entity to conduct its business in the way it is currently conducted, or otherwise has all rights or licenses necessary to use the same. No CONMED Entity has infringed, or is now infringing, on any trade name, trademark, or service mark belonging to any other person, firm or corporation. Each CONMED Entity owns, or holds adequate licenses or other rights to use, all trademarks, service marks, and trade names necessary for its business as now conducted by it, and its ownership and use do not, and will not, conflict with, infringe on or otherwise violate any rights of others.

                  7.25 Patents. Each CONMED Entity has patents or patent applications (the "CONMED Patents") and copyrights (the "CONMED Copyrights") registered in all jurisdictions necessary to evidence ownership thereof and to permit such CONMED Entity to conduct its business in the way it is currently conducted, or otherwise has all rights or licenses necessary to use the name. The CONMED Patents and CONMED Copyrights are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions that have not been currently paid. There has not been any interference, action or other judicial, arbitration or other adversary proceeding concerning the CONMED Patents or the CONMED Copyrights. The manufacture, use, or sale of the inventions, models, designs and systems covered by the CONMED Patents or the CONMED Copyrights do not violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation; and none of the CONMED Entities has infringed or is now infringing on any patent or other right belonging to any person, firm or corporation.

                  7.26 FDA Matters. The CONMED Entities are in full compliance with all statutes, rules and regulations of the FDA with respect to manufacturing, marketing and sale of all of its products. The CONMED Entities have all requisite FDA permits, approvals or the like to sell or manufacture such products. There are not be any pending or threatened actions or proceedings by the FDA which would prohibit or impede the sale of any product currently manufactured or sold by any of the CONMED Entities into any market.

                  7.27 Registration Statement and Proxy Statement. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the Effective Time, such Registration Statement and the Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to the form thereof and to all information set forth therein (other than relating to Birtcher and the Birtcher Companies), (i) will comply in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  7.28 Truth of Warranties and Representations. All of the representations and warranties of the CONMED Companies contained in this Agreement shall be true as of the date of this Agreement and shall be deemed to have been made again at and as of the Closing Date and the Effective Time, and shall then be true in all respects.

                  7.29 Full Disclosure. None of the representations and warranties made by the CONMED Companies, or made in any certificate or memorandum furnished or to be furnished by the CONMED Companies, or on their behalf, contains or will contain any untrue statement of material fact, or omits any material fact the omission of which would be misleading.

                                  ARTICLE VIII

                        CERTAIN COVENANTS AND AGREEMENTS
                              OF THE CORPORATIONS

                  8.01 Investigations and Operation of Business of Birtcher. Between the date of this Agreement and the Effective Time:

                  (a) Birtcher agrees to give to CONMED and its representatives and agents full access to all the premises and books and records of each of the Birtcher Companies, to cause the appropriate executive officers and other key management personnel of each of the Birtcher Companies on a daily basis to inform, and consult with, their designated counterparts at CONMED regarding all aspects of Birtcher's business and operations, and to cause their officers to promptly furnish to CONMED such financial and operating data and other information as CONMED shall from time to time request with respect to the business and properties of each of the Birtcher Companies; provided, however, that any such investigation (i) shall be conducted in such manner as not to interfere unreasonably with the operation of the businesses of the Birtcher Companies and (ii) shall not affect any of the representations and warranties hereunder. In the event the Merger is not consummated, CONMED will return all documents, work papers and other material obtained from the Birtcher Companies and their independent accountants in connection with the transactions contemplated hereby and will hold such material and business information derived therefrom confidential unless and until such material or the information contained therein becomes part of the public domain or is obtained from other sources.

                  (b) Except as otherwise specifically set forth herein, the Birtcher Companies will use their diligent efforts to:

                           (i) preserve intact the business organization of the Birtcher Companies, to keep available the services of the present officers and employees of the Birtcher Companies and to preserve the present relationships of the Birtcher Companies with persons having significant business relations therewith;

                  (ii) conduct their businesses only in accordance with prudent business standards;

                  (iii) maintain and keep their properties and equipment in good repair, working order and condition, except for ordinary wear and tear;

                  (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by them;

                  (v) perform in all material respects all of their obligations under all contracts and commitments applicable to their businesses or properties;

                  (vi) maintain their books of account and records in the usual and regular manner;

                  (vii)comply with all laws and regulations applicable to them and to the conduct of their businesses; and

                  (viii) advise CONMED promptly in writing of any material adverse change in the financial condition, results of operations, business or prospects of any of the Birtcher Companies and any event which could reasonably be expected to result in such a change.

                  (c) Except for the matters identified under Section 8.01 of the Birtcher Disclosure Letter, none of the Birtcher Companies will without the prior written consent of CONMED (which consent shall be given or withheld, as the case may be, within three business days of CONMED's receipt of Birtcher's written request therefor):

                  (i) issue or commit to issue any capital stock or other ownership interest, other than pursuant to the exercise of the outstanding Birtcher Options;

                  (ii) grant, commit to grant, or amend any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest;

                  (iii) declare, set aside, or pay any dividend or distribution with respect to the capital stock or other ownership interest of any of the Birtcher Companies;

                  (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock or other ownership interest of any of the Birtcher Companies or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement, except as specifically required by the terms of such indebtedness;

                  (v) effect a split or reclassification of any capital stock of any of the Birtcher Companies or a recapitalization of any of the Birtcher Companies;

                  (vi) change the certificates or articles of incorporation, bylaws or other governing instruments of any of the Birtcher Companies;

                  (vii)enter into any license agreement, or any research and development agreements;

                  (viii) enter into any employment, consulting, agency, distribution or service agreement, contract or commitment with any person, or modify or cancel any such agreement, commitment or contract in effect on the date hereof, containing an obligation to pay or accrue any sum of money, provided that the foregoing restriction shall not apply to any hiring by the Birtcher Companies of persons to replace employees who have left the employ of such Birtcher Company in which no employment agreement specifying a minimum term of employment is entered into with such person;

                  (ix) enter into, modify or cancel, any agreement, contract or commitment relating to capital expenditures containing an obligation to pay or accrue any sum of money;

                  (x) enter into, modify or cancel, any agreement, contract, indenture or other instrument relating to the borrowing of money or other contracting or payment of indebtedness or the guarantee of any obligation for the borrowing of money or other contracting or payment of indebtedness;

                  (xi) enter into, modify or cancel, any lease of real or personal property having a term of more than one year or containing an obligation to pay or accrue any sum of money;

                  (xii) enter into, modify or cancel, any agreement contract or commitment relating to the disposition or acquisition of any interest in any business enterprise;

                  (xiii) enter into, modify or cancel any other agreement, contract or commitment of any of the Birtcher Companies which is not terminable without payment of any sum of money by such Birtcher Company;

                  (xiv) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business or any business organization or division thereof, other than in connection with the Merger contemplated hereby, or in accordance with Section 11.01(e) below;

                  (xv) amend any Benefit Plan, except as required by law or as contemplated by this Agreement;

                  (xvi) settle or compromise any litigation involving a Birtcher Company;

                  (xvii) voluntarily take any action which will result in the representations contained in Article VI not being true and correct at the Closing Date or Effective Time; or

                  (xviii) undertake any action or fail to take any action, either of which may reasonably be expected to have an adverse effect on the financial position of any of the Birtcher Companies.

                  (d) CONMED and Birtcher, as the case may be, shall promptly notify the other of any action or inaction on the part of either of them or any other person which shall render inaccurate any of the respective representations and warranties contained herein.

                  8.02 Third Party Consents. Each Corporation shall use its diligent efforts to obtain the respective consents or approvals of each third party whose consent or approval is required for the consummation by the Corporations of the transactions contemplated hereby.

                  8.03 Amendments of Prospectus/Proxy Statement. Each of CONMED and Birtcher, promptly after becoming aware of any statement or omission which renders its representation and warranty set forth in Sections 6.33 and 7.27, respectively, not true and correct, will, after consultation with the other party, amend, supplement or revise the Registration Statement and the definitive Prospectus/Proxy Statement (and promptly furnish such amendment, supplement or revision to the other party) to make such representation and warranty true and correct in all material respects at all times up to and including the Effective Time.

                  8.04 Additional Financial Statements. Prior to the Mailing Date, within 20 days after the end of each calendar month Birtcher shall furnish to CONMED its interim financial statements for each month ending prior to the Effective Date. Not less than ten business days prior to the filing date of the Registration Statement, CONMED may require Birtcher to use its best efforts to cause Ernst & Young, L.L.P. to deliver to CONMED a report which shall contain such data and analysis with respect to certain amounts, percentages, numerical data and other financial information pertaining to the Birtcher Companies as set forth in such interim financial statements, such report to contain such financial information and related comfort of the type that is customary in comfort letters delivered to an issuer or its underwriter in connection with the offering or sale of securities of an underwritten offering of securities of such issuer.

                  8.05 Consummation of the Merger. The Birtcher Companies will not, directly or indirectly, initiate contact with, invite or solicit any person or entity in an effort to solicit any takeover proposal, nor will the Birtcher Companies authorize any officer, director or employee of any Birtcher Company, or any investment banker, attorney, accountant or any representative retained by the Birtcher Companies, to directly or indirectly initiate any such contact. As used in this Section 8.05, "takeover proposal" shall mean any proposal for a merger or other business combination involving any of the Birtcher Companies or for the acquisition of a substantial equity interest in the Birtcher Companies or a substantial portion of any of the Birtcher Companies' assets other than the one contemplated by this Agreement. The Birtcher Companies will not cooperate or negotiate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any takeover proposal unless (i) such person or entity makes a bona fide written proposal with a reasonable probability of success that in the good faith judgment of the Birtcher Board of Directors (after consultation with Birtcher's financial advisor) is more favorable to the shareholders of Birtcher than the Merger and (ii) the Birtcher Board of Directors determines that to refuse to do so would violate such board's fiduciary duty to such shareholders. The Birtcher Companies shall promptly notify CONMED orally of, and confirm in writing, all relevant details relating to any takeover proposal which it may receive. The Corporations will use their diligent efforts to consummate the Merger by no later than March 1, 1995.

                  8.06 Listing of CONMED Common Stock. CONMED shall use its diligent efforts to obtain, prior to the Closing Date, approval for the listing on the NMS, subject to official notice of issuance, of the shares of CONMED Common Stock and the CONMED Common Stock issuable by CONMED by reason of assumption by CONMED of the Birtcher Options under Section 2.03 of this Agreement.

                  8.07 Filings and Approvals. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" commissions or other agencies or commissions of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws.

                  8.08 Corporate Action. Each Corporation shall, prior to the Effective Time, take all necessary action to perform its obligations under this Agreement.

                  8.09 Adjustments of CONMED Common Stock. The conversion ratios set forth herein are expressed to give effect to the three-for-two stock split in the form of a stock dividend declared by the CONMED Board of Directors with respect to CONMED Common Stock, payable on December 27, 1994 to shareholders of record as of December 8, 1994. If CONMED shall further effect a split, consolidation or reclassification of CONMED Common Stock outstanding after the date hereof but before the Effective Time, holders of the Birtcher Capital Stock shall have the right to receive in the Merger, and holders of Birtcher Options shall be entitled to purchase, such number of shares of CONMED Common Stock as they would have been entitled to receive or purchase, as the case may be, upon such split, consolidation or reclassification had the Merger been effective immediately prior to such split, consolidation or reclassification.

                  8.10 Cooperation; Satisfaction of Conditions. The Corporations shall (a) give assistance, to the extent within their control, to each other in the preparation of required filings and the seeking of required approvals in any manner reasonably requested and (b) use their diligent efforts to pursue, to the extent within their control, the satisfaction of all other conditions to the consummation of the Merger. Upon the fulfillment of all the conditions precedent to the obligations of the Corporations contained herein, the Corporations will, forthwith cause to be executed and filed the Certified Agreement with the Secretary of State of California with respect to the Merger.

                  8.11 Environmental Site Assessments. The CONMED Companies (by their officers, employees and agents) at any time and from time to time may, but shall not have the obligation to, contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Birtcher Real Property and the Birtcher Leased Real Property for the purpose of determining whether there exists on the Birtcher Real Property or the Birtcher Leased Real Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such property arising under any state, federal or local law, rule or regulation relating to Hazardous Substances, as defined in Section 6.30 hereof. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Birtcher which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Birtcher Real Property and the Birtcher Leased Real Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Birtcher Real Property and the Birtcher Leased Real Property and such other tests on the Birtcher Real Property and the Birtcher Leased Real Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. The
Birtcher Companies will supply to the Site Reviewers such historical and operational information regarding Birtcher's activities on the Birtcher Real Property and the Birtcher Leased Real Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, the CONMED Companies shall make the results of such Site Assessments fully available to Birtcher, which may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by CONMED. Regardless of whether CONMED elects to have the Site Assessments performed, there shall be no effect on the representation and warranty of Birtcher contained in Section 6.30 herein. CONMED agrees that all Site Assessments shall be required to be completed no later than December 31, 1994.


                                   ARTICLE IX

                              CONDITIONS OF MERGER

                  9.01 Conditions of Obligations of the CONMED Companies. The obligations of the CONMED Companies to effect the Merger shall be subject to the following conditions:

                  (a) Representations and Warranties of Birtcher to be True; Performance by Birtcher. The representations and warranties of Birtcher herein contained shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time (except insofar as such representations and warranties are given as of a particular date) except to the extent waived hereunder or affected by the transactions contemplated or permitted herein; the Birtcher Companies shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Birtcher shall have delivered to CONMED a certificate of Birtcher in form and substance satisfactory to CONMED, dated the Closing Date and signed by Birtcher's President, to the knowledge of such officer after due inquiry, to all such effects.

                  (b) Registration and Listing of CONMED Common Stock. The Registration Statement shall be effective under the Securities Act and other applicable securities laws and shall not be the subject of any "stop order" or threatened "stop order"; and the NASD shall have approved for listing, subject to official notice of issuance, the shares of CONMED Common Stock and the shares of CONMED Common Stock issuable by CONMED under the Birtcher Options to be assumed pursuant to Section 2.03 of this Agreement.

                  (c)  Approvals.  The Birtcher Approval shall have occurred.

                  (d) No Legal Proceedings. No injunction shall have been obtained, or no suit, action or other proceeding shall be pending before any court or governmental agency, in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain damages in connection therewith, or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction, which suit, action or other proceeding would, in the opinion of independent counsel, acceptable to both parties, have a substantial likelihood of success. There shall not have been enacted, voted or promulgated by any legislative or administrative body having jurisdiction any legislation, ruling or decree which in the reasonable judgment of CONMED would be materially prejudicial to CONMED or Birtcher with respect to the transactions contemplated by this Agreement.

                  (e) Comfort Letters of Ernst & Young. If requested by CONMED, Ernst & Young, L.L.P. shall furnish CONMED with letters, dated the Mailing Date and the Closing Date, in form and substance satisfactory to CONMED, with respect to certain financial information regarding Birtcher in the form customarily issued by accountants at such time in transactions of this type.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by Birtcher of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by Birtcher of the transactions contemplated by this Agreement and to permit the businesses presently carried on by the Birtcher Companies to continue unimpaired immediately following the Effective Time shall have been obtained and shall be in full force and effect.

                  (g) Opinion of Counsel of Birtcher. If requested by CONMED, Riordan & McKinzie, counsel for Birtcher, shall provide to CONMED an opinion, dated the Closing Date, as to the authorization, execution and delivery of this Agreement, the effectiveness of the Merger, the receipt of all necessary consents and approvals and such other matters as are usual and customary in transactions similar to the Merger and is satisfactory to CONMED's counsel.

                  (h) Required Consents. Birtcher shall have obtained the consent or approval of each person listed in the Birtcher Disclosure Letter pursuant to Section 6.23 and CONMED shall have obtained the consent of each of its lenders required under the terms of any applicable debt instruments related to outstanding indebtedness as of the Closing Date.

                  (i) Legend. The transfer agent for CONMED Common Stock shall have been instructed to place the following legend on each share certificate representing shares of such stock issued to each shareholder of Birtcher who under Rule 145 under the Securities Act may be deemed to be an affiliate of Birtcher immediately prior to the Merger:
                  "The sale of the shares represented by this certificate is not permitted unless effected in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

                  (j) Affiliate Agreements. Each Birtcher Affiliate who owns shares of Birtcher Capital Stock at the Effective Time shall have entered into an agreement in a form satisfactory to counsel for CONMED regarding such Birtcher Affiliate's holding and sale of CONMED Common Stock received as a result of the Merger and agreeing that in no event will any CONMED Common Stock be sold, except in compliance with the applicable provisions of the Securities Act and rules and regulations promulgated thereunder. CONMED shall not be required to maintain the effectiveness of the Registration Statement for the purpose of allowing resale of CONMED Common Stock by persons who may be "affiliates" of Birtcher under Rule 145 promulgated under the Securities Act.

                  (k) Resignations of Directors and Officers. There shall have been delivered to CONMED the immediately effective written resignations of all of the directors of Birtcher and the Birtcher Companies and such officers of Birtcher and the Birtcher Companies as CONMED shall request.

                  (l) Insurance. Birtcher shall have in full force and effect policies of insurance from underwriters reasonably acceptable to CONMED covering general liability, product liability, automobile liability and professional liability providing coverage for such liabilities (i) in an amount at least equal to the coverage available to Birtcher as of June 30, 1994 and (ii) through at least June 30, 1995 other than insurance covering acts or omissions of officers or directors of Birtcher.

                  (m) No Material Adverse Change. Except for matters of a general economic or political nature, no event or series of events shall have occurred between September 30, 1994 and the Closing Date, the effect of which is or may reasonably be expected to be materially adverse to the business or financial condition of any of the Birtcher Companies taken as a whole other than the information already disclosed to CONMED by Birtcher pursuant to this Agreement. As of the date of this Agreement, Birtcher is not aware of any such event or series of events which would represent such a change from the information already disclosed.

                  (n) Other Documents. CONMED shall have received from Birtcher such other documents as it shall have reasonably requested.

                  (o) Corporate Approval. The execution and delivery of this Agreement by Birtcher and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and CONMED shall have received a copy of all resolutions of the Birtcher Board of Directors pertaining to that authorization, certified by the secretary or assistant secretary of Birtcher. Promptly upon the Birtcher Approval, CONMED
shall  be  furnished  a  copy  of  the  resolutions   adopted  at  the  Birtcher
Shareholders' Meeting, certified by the secretary or assistant secretary of Birtcher.

                  (p) Benefit Plans. All of the Benefit Plans shall have been terminated on or prior to the Closing Date without any liability to Birtcher or CONMED, except as disclosed in the Birtcher Disclosure Letter.

                  (q) Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to CONMED under this Agreement shall be satisfactory in all reasonable respects to CONMED and its counsel.

                  (r) Appraisal Rights. Holders of not more than 10% of the Birtcher Common Stock and holders of not more than 20% of the Birtcher Preferred Stock shall have exercised any appraisal or dissenter's rights to which they may be entitled under the California Act.

To the extent permitted by applicable law or the terms of any agreement, CONMED may waive any or all of the foregoing conditions in whole or in part only in writing but without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CONMED of any other conditions or of its other rights or remedies, at law or in equity, if Birtcher shall be in default of any of its representations, warranties or covenants under this Agreement.

                  9.02 Conditions of Obligations of Birtcher. The obligations of Birtcher to effect the Merger shall be subject to the following conditions:

                  (a) Representations and Warranties of the CONMED Companies to be True; Performance by CONMED Companies. The representations and warranties of the CONMED Companies herein contained shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time
(except insofar as such representations and warranties are given as of a particular date), except to the extent waived hereunder or affected by the transactions contemplated or permitted herein; each CONMED Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with it prior to the Closing Date; and each CONMED Company shall have delivered to Birtcher a certificate of each such CONMED Company in form and substance satisfactory to Birtcher, dated the Closing Date and signed by the President of each CONMED Company, to the knowledge of such officer after due inquiry, to all such effects.

                  (b) Registration and Listing of CONMED Common Stock. The Registration Statement shall be effective under the Securities Act and other applicable securities laws and shall not be the subject of any "stop order" or threatened "stop order"; and the NASD shall have approved for listing, subject to official notice of issuance, the shares of CONMED Common Stock and the shares of CONMED Common Stock issuable by CONMED under the Birtcher Options to be assumed pursuant to Section 2.03 of this Agreement.

                  (c) Approvals. The Birtcher Approval and the CONMED Approval shall have each occurred.

                  (d) No Legal Proceedings. No injunction shall have been obtained, or no suit, action or other proceeding shall be pending before any court or governmental agency, in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain damages in connection therewith, or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction, which suit, action or other proceeding would in the opinion of independent counsel, acceptable to both parties, have a substantial likelihood of success. There shall have not been enacted, voted or promulgated by any legislative or administrative body having jurisdiction any legislation, ruling or decree which in the reasonable judgment of Birtcher would be materially prejudicial to CONMED or Birtcher with respect to the transactions contemplated by this Agreement.

                  (e) Statutory Requirements. All statutory requirements for the valid consummation by the CONMED Companies of the transactions contemplated by the Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by the CONMED Companies of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

                  (f) No Material Adverse Change. Except for matters of a general economic or political nature, no event or series of events shall have occurred between October 31, 1994 and the Closing Date, the effect of which is or may reasonably be expected to be materially adverse to the business or financial condition of either of the CONMED Companies taken as a whole other than the information already disclosed to Birtcher by the CONMED Companies pursuant to this Agreement. As of the date of this Agreement, CONMED is not aware of any such event or series of events which would represent such a change from the information already disclosed.

                  (g) Corporate Approval. The execution and delivery of this Agreement by each CONMED Company and the performance of its covenants and obligation under it, shall have been duly authorized by all necessary corporate action, and Birtcher shall have received a copy of all resolutions of the Board of Directors of each CONMED Company and the resolutions of the Board of Directors of each CONMED Company and the resolutions of the sole stockholder of Subsidiary pertaining to that authorization, certified by the secretary or assistant secretary of each CONMED Company.

                  (h) Approval of Documents. The form and substance of all certificate, instruments, opinions and other documents delivered to Birtcher under this Agreement shall be satisfactory (in their reasonable discretion) in all reasonable respects to Birtcher and its counsel.

To the extent permitted by applicable law or the terms of any agreement, Birtcher may waive any or all of the foregoing conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Birtcher of any other condition or of its other rights or remedies, at law or in equity, if a CONMED Company shall be in default of any of its representations, warranties or covenants under this Agreement.

                                   ARTICLE X

                           INDEMNIFICATION; SURVIVAL

                  SECTION 10.01 Indemnification; Directors' and Officers' Insurance. (a) For a period of three years from and after the Effective Time, CONMED agrees to indemnify and advance costs and expenses (including reasonable attorney fees, disbursements and expenses) and hold harmless each present and former director and officer of Birtcher or its subsidiaries and each officer or employee of Birtcher or its subsidiaries that is serving or has served as a director of another entity expressly at Birtcher's request or direction, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Birtcher would have been permitted under California law and its articles of incorporation or by-laws in effect on the date hereof to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required by law to be made with respect to whether an officer's or director's conduct complies with the standards set forth under California law and Birtcher's articles of incorporation and by-laws shall be made by independent counsel selected by the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 10.1(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify CONMED thereof, but the failure to so notify shall not relieve CONMED of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) other than such as is described in the Birtcher Statements, (i) CONMED shall have the right to assume the defense thereof and CONMED shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if CONMED elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between CONMED and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and CONMED shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that CONMED shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) CONMED shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld; and provided further that CONMED shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (c) For a period of three years after the Effective Time, CONMED shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Birtcher (provided that CONMED may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall CONMED be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 10.1(c), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by Birtcher for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CONMED shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                  10.02 Survival of Representations  and Warranties.  All of the
representations and warranties made by any of the Corporations as contained in Articles VI and VII hereof, except as otherwise specifically provided, notwithstanding any investigation made by or on behalf of any of the Corporations, shall expire immediately after the Closing.


                                   ARTICLE XI

                     TERMINATION OF OBLIGATIONS AND WAIVERS
                       OF CONDITIONS; PAYMENT OF EXPENSES

                  11.01 Termination of Agreement and Abandonment of Merger. Anything herein to the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated at any time before the Effective Date, whether before or after the Birtcher Approval or the CONMED Approval, as follows, and in no other manner:

                  (a) Mutual Consent. By mutual written consent of Birtcher and the CONMED Companies.

                  (b) Expiration Date. By either Birtcher or the CONMED Companies if the Merger shall not have become effective by September 30, 1995 (which date may be extended by mutual agreement of the Corporations); provided, however, that the Corporation seeking to terminate shall be in compliance with
Section 8.10.

                  (c) CONMED Companies' Option. By the Board of Directors of any CONMED Company at any time after March 1, 1995, if, by that date, the conditions set forth in Section 9.01 hereof shall not have been met.

                  (d) Birtcher's Option upon Non-Satisfaction of Conditions. By the Board of Directors of Birtcher at any time after September 30, 1995, if, by that date, the conditions set forth in Section 9.02 hereof shall not have been met.

                  (e) Birtcher's or CONMED's Option upon Payment of Break-up Fee. Notwithstanding any other provision of this agreement, Birtcher shall have the right to consider bona fide written proposals with a reasonable probability of success from other responsible entities or individuals concerning the sale of all or a substantial part of Birtcher's stock, assets, business operations or the like that are fully financed and in good faith judgment of the Birtcher Board of Directors (after consultation with Birtcher's financial advisor) that are more favorable to the shareholders of Birtcher than the Merger (such potential transaction being hereinafter referred to as a "Birtcher Sale"). Notwithstanding anything to the contrary contained herein, Birtcher or CONMED may terminate this Agreement and Birtcher may pursue such a Birtcher Sale provided that concurrent with the earlier of such termination or prior to the execution of any letter of intent or definitive documentation with respect to such Birtcher Sale, Birtcher shall pay or cause to be paid (by the other party to the Birtcher Sale or otherwise) to CONMED a cash fee of $1,000,000 as liquidated damages in consideration for CONMED's time and internal and third party costs and expenses associated therewith.

                  (f) CONMED Companies' Option upon Bankruptcy, Foreclosure or Acceleration of Indebtedness. By the Board of Directors of any CONMED Company if
(i) there shall have been (a) the appointment or a receiver, trustee, custodian or liquidator of any Birtcher Company or any of their respective properties, (b) a general assignment for the benefit of creditors with respect to any Birtcher Company, (c) with respect to any Birtcher Company, any filing of a voluntary or involuntary petition in bankruptcy, seeking reorganization, or to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or any other applicable state or federal law relating to bankruptcy, reorganization, arrangement or any other relief to debtors, or (d) an adjudication of bankruptcy with respect to any Birtcher Company, (ii) there shall have been instituted any foreclosure proceeding with respect to any material property or material asset of any Birtcher Company, or (iii) there shall have been an acceleration of the amounts due or a demand for payment with respect to the amounts payable under any indebtedness for money borrowed of any Birtcher Company.

                  11.02 Payment of Expenses; Waiver of Conditions. In the event that this Agreement shall be terminated pursuant to Section 11.01, all obligations of the Corporations hereto under this Agreement shall terminate upon termination of this Agreement (except the obligation to pay the fee set forth in Section 11.01(e) and (f)) and there shall be no liability of any Corporation to another (except by reason of default hereunder which has not been waived). Absent such default, each Corporation will pay all costs and expenses incident to its negotiation and preparation of this Agreement and all documents in connection therewith and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, its auditors and its investment bankers, provided, however, that the cost of printing this Agreement and the Registration Statement, including the Prospectus and definitive Proxy Statement, and any fees and expenses paid for solicitation of proxies in connection with the Birtcher Shareholders' Meeting, shall be borne equally by CONMED and Birtcher. If any of the conditions specified in Section 9.01 has not been satisfied, to the extent permitted by applicable law or the terms of any agreement, the CONMED Companies may nevertheless at their election proceed with the transactions contemplated hereby and, if any of the conditions specified in Section 9.02 has not been satisfied, to the extent permitted by applicable law or the terms of any agreement, Birtcher may nevertheless at its election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by its President.

                  11.03 Specific Performance. Each Corporation's obligations under this Agreement are unique. If any Corporation should default in its obligations under this Agreement, the Corporations each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting Corporation, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Corporations each expressly waive the defense that a remedy in damage will be adequate. Notwithstanding any breach or default by any of the Corporations of any of their respective representations, warranties, covenants or agreements under this Agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the Corporations waives any rights that it may have to rescind this Agreement or the transaction consummated by it; provided, however, this waiver shall not effect any other rights or remedies available to the Corporations under this Agreement or under the law.


                                  ARTICLE XII

                                    GENERAL

                  12.01 Amendments. Subject to applicable law, this Agreement and any schedule and exhibit attached hereto, may be amended by an instrument in writing signed by an authorized officer of each of the Corporations hereto upon authorization by the Boards of Directors of the Corporations hereto before or after the Birtcher Shareholders' Meeting at any time prior to the Effective Time.

                  12.02 Schedules. Each Schedule delivered pursuant to the terms of this Agreement is in writing and has been initialed by the Chairman of the Board, the President or one of the Vice Presidents of the delivering Corporation.

                  12.03 Further Instruments. Each Corporation agrees to execute and deliver such instruments and take such other action as shall be reasonably required, or as shall be reasonably requested by any other Corporation, in order to carry out the transactions, agreements and covenants contemplated in this Agreement, at or prior to the Effective Date.

                  12.04 Employee Benefits. Following the Merger, each of the employees of Birtcher or any of the Birtcher Companies who continues to be employed by CONMED or any of the CONMED Companies shall be entitled to receive such benefits, including but not limited to health insurance and participation in stock option and pension plans, as are from time to time generally available to employees of the CONMED Companies of similar position or responsibility. Any employee of Birtcher or any Birtcher Company who continues to be employed by CONMED shall be credited for any service with Birtcher or such Birtcher Company under any CONMED benefit plan, except that the date of commencement of service with respect to any defined benefit or pension plan shall be the Closing Date.

                  12.05 Publicity. CONMED and Birtcher agree that all press releases, announcements and other publicity concerning this Agreement and the Merger shall be subject to the prior approval of both of them; provided, however, that one party shall be permitted to issue a press release if in the opinion of counsel to such party such press release is required in order to maintain compliance with applicable federal or state laws or NASD rules or by-laws so long as the press release is contemporaneously given to the other party.

                  12.06 Brokerage Commissions and Other Fees. Birtcher hereby represents and warrants that Birtcher has not incurred any liability for, and does not know of any person or entity entitled to, any commission or finder's fee in connection with this Agreement or the transactions contemplated herein, other than the financial advisor retained by Birtcher to render a fairness opinion in connection with the Merger. The CONMED Companies hereby represent and warrant that the CONMED Companies have not incurred any liability for, and do not know of any person or entity entitled to, any commission or finder's fee in connection with this Agreement or the transactions contemplated herein.

                  12.07 Governing Law. This Agreement and the legal relations between the Corporations shall be governing by and construed in accordance with the laws of the State of New York.

                  12.08 Notices. Any notices or other communications required or permitted hereunder shall be written and shall be deemed sufficiently given if delivered personally or sent by registered mail or certified mail, postage prepared, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

                  If to the CONMED Companies:

                  CONMED Corporation
                  310 Broad Street
                  Utica, New York  13501
                  Attention:  Eugene R. Corasanti
                              Chairman of the Board, Chief
                              Executive Officer and President

Copy to:

                  Robert E. Remmell
                  Steates Remmell Steates & Dziekan
                  Bankers Trust Building
                  185 Genesee Street
                  Utica, New York 13501

If to Birtcher:

                  Birtcher Medical Systems, Inc.
                  50 Technology Drive
                  Irvine, California  92718
                  Attention:  David B. Jones
                           Chairman of the Board and
                            Chief Financial Officer

Copy to:

                  James W. Loss
                  Riordan & McKinzie
                  611 Anton Boulevard
                  Suite 1160
                  Costa Mesa, CA

or such other address as shall be furnished in writing by any of the parties.

                  12.09 No Assignment. This Agreement may not be assigned by operation of law or otherwise.

                  12.10 Headings. The descriptive headings of the several Articles, Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  12.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Corporations hereto and delivered to each of the other Corporations hereto.

                  12.12 Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  12.13 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Corporation or Corporations shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  12.14 Severability. If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Corporations have duly executed this Agreement as of the date first above written.

                                                              CONMED CORPORATION



                                                     By: /s/ Eugene R. Corasanti
                                                            Eugene R. Corasanti,
                                                          Chairman of the Board,
                                                         Chief Executive Officer
                                                                   and President

                                                  CONMED ACQUISITION CORPORATION



                                                     By: /s/ Eugene R. Corasanti
                                                            Eugene R. Corasanti,
                                                          Chairman of the Board,
                                                         Chief Executive Officer
                                                                   and President


                                                  BIRTCHER MEDICAL SYSTEMS, INC.



                                                          By: /s/ David B. Jones
                                                     David B. Jones, Chairman of
                                                             the Board and Chief
                                                               Financial Officer


                                                    By: /s/ Kenneth C. Cleveland
                                                            Kenneth C. Cleveland
                                                             President and Chief
                                                               Executive Officer